UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): February 28, 2017

GLORYWIN ENTERTAINMENT GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55100	27-3369810
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

20/F, AIA Tower, Nos 251A-301

Avenida Commercial de Macau, Macau
(Address of principal executive offices)

+853 8294-2333
(Registrant's telephone number, including area code)

_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On Feb 28, 2017, The Company agreed to issue an aggregate of 2,000,000 unregistered shares of the Company's common stock to the following individuals in the amounts set forth next to their respective names:

Eng Wah Kung	1,000,000
Gim Hooi Ooi	500,000
Wai Meng Lam	500,000

These shares were issued in connection with their contribution of their service to the Company. Mr. Eng Wah Kung is company’s Chief Executive Officer, Mr. Gim Hooi Ooi is the Chief Financial Officer and Mr. Wai Meng Lam is Chief Technology Advisor of the company.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 21, 2017, Mr. Eng Wah Kung announced his resignation as Chief Executive Officer and director to the Board, effective immediately. On the same day, Mr. Veng Kun Lun also announced his resignation as director and secretary of the Board, effective immediately. Mr, Eng Wah Kung and Mr. Veng Kun Lun did not resign for reasons involving a disagreement with the Company or its management, or because of any matter relating to the Company’s operations, policies, or practices. On the same date, the Board accepted Mr. Eng Wah Kung and Mr. Veng Kun Lun’s resignation, and appointed Mr. Ze Wu Xuan as the Acting Chief Executive Officer until a permanent Chief Executive Officer is appointed. The Board will seek suitable candidates to fill the secretary position as soon as possible.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLORYWIN ENTERTAINMENT GROUP INC.

Date: March 23, 2017	By:	/s/ Ze Wu Xuan
Ze Wu Xuan
Acting Chief Executive Officer

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